                                                                     EXHIBIT 5.1
                                THOMPSON HINE LLP
                           2000 Courthouse Plaza, N.E.
                              10 West Second Street
                             Dayton, Ohio 45402-1758

                                  June 4, 2002

Robbins & Myers, Inc.
1400 Kettering Tower
Dayton, Ohio 45423

Ladies and Gentlemen:

         Reference is made to the offering by Robbins & Myers, Inc., an Ohio corporation (the "Company"), of up to an aggregate of 552,000 common shares, without par value, of the Company (the "Common Shares"), pursuant to a Registration Statement on Form S-3 being filed under the Securities Act of 1933, as amended (the "Registration Statement") pursuant to Rule 462(b). The Registration Statement is being filed to increase the number of Common Shares included in the offering registered on the Company's Registration Statement on Form S-3 (Reg. No. 333-87546), under which 2,300,000 Common Shares were registered. The Common Shares registered on the Registration Statement (the "Shares") are to be issued under and in accordance with the terms and provisions of an Underwriting Agreement (the "Underwriting Agreement") to be entered into among the Company and the Underwriters listed therein (a draft of which was filed as Exhibit 1 to pre-effective Amendment No. 1 to the Company's Registration Statement on Form S-3 (Reg. No. 333-87546)).

         As counsel for the Company, we have examined and are familiar with the Articles of Incorporation of the Company and various corporate records and other proceedings relating to the organization of the Company and the issuance of the Shares. Based upon the forgoing and upon investigation of such other matters as we considered appropriate to permit us to render an informed opinion, it is our opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

         2. The Shares are duly authorized, and upon issuance thereof and payment therefore in accordance with the Underwriting Agreement will be validly issued, fully paid and nonassessable.

         We are members of the bar of the State of Ohio and, accordingly, we do not express any opinion as to any matter governed by any laws other than the laws of the State of Ohio and the federal laws of the United States of America.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. Except as set forth in the preceding sentence, this opinion may not be relied upon by any other person, or used by you for any other purposes, without our prior written consent.

                                              Very truly yours,

                                              /s/ Thompson Hine LLP